Medizone International, Inc.

                                 ---------------

                                 144 Buena Vista
                         Stinson Beach, California 94970
                                 (415) 868-0300

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 31, 2000

To the Shareholders:

     The Annual Meeting of Shareholders of Medizone International, Inc. (the "Company") will be held at the Spinnaker Restaurant, 100 Spinnaker Dr., Sausalito, California, on Wednesday, May 31, 2000, at 10:00 a.m., Pacific Daylight Time and at any postponement or adjournment thereof. The following business will be conducted at the Meeting:

         1. Election of 4 directors, each to serve until the next annual meeting of shareholders and until his successor is elected and shall qualify;

         2. Ratification of the selection of Jones Jensen & Co. as the Company's independent public accountants; and

         3. Consideration of other matters that properly may come before the meeting.

     The Board of Directors has fixed the close of business on April 14, 2000 as the record date for the determination of shareholders who will have the right to receive notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof. A list of the shareholders at the record date will be available for examination by shareholders for any lawful purpose related to the meeting during ordinary business hours at the offices of the Company during the 10 days prior to the meeting.

     You are requested to date, sign and return the enclosed Proxy Card. The Proxy is solicited by the Board of Directors of the Company and will be voted as indicated in the accompanying Proxy Statement. Your vote is important. Please sign and date the enclosed Proxy Card and return it promptly in the enclosed return envelope, whether or not you expect to attend the meeting. If you do give your proxy as requested by the Board, you will continue to have the right to vote in person if you decide to attend the Annual Meeting. Your proxy is revocable at any time before the meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, proper postage must be affixed.

                                            By Order of the Board of Directors,

                                            Jill Marshall, Secretary

Stinson Beach, California
April 21, 2000

                          Medizone International, Inc.

                       -----------------------------------

                                 144 Buena Vista
                         Stinson Beach, California 94970
                                 (415) 868-0300

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

     The enclosed proxy is solicited by the Board of Directors of Medizone International, Inc. for use in voting at the Annual Meeting of Shareholders. The Annual Meeting will be held at the Spinnaker Restaurant, 100 Spinnaker Dr., Sausalito, California on May 31, 2000, at 10:00 a.m., Pacific Daylight Time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder completing the proxy. If no specific instructions are given, the proxy holders will vote the shares FOR the election of the nominees for directors set forth in the proxy statement and FOR ratification of the appointment of auditors. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Company's Secretary prior to the Annual Meeting, or by giving a later dated proxy.

     The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's common stock entitled to vote will constitute a quorum for the transaction of business. The Company does not have cumulative voting for directors. A plurality of the votes properly cast for the election of directors by the shareholders attending the meeting in person or by proxy will elect directors to office. Action on a matter, other than the election of directors, is approved if the votes properly cast favoring the action exceed the votes cast opposing the action. Abstentions and broker non-votes will be counted for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other questions and accordingly will have no effect. Votes cast by shareholders attending the Meeting and voting in person or by shareholders giving their proxy will be counted by inspectors to be appointed by the Company. It is anticipated that the inspectors will be employees or agents of the Company.

     The close of business on April 14, 2000 has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share shall be entitled to one vote on all matters. As of the record date there were 155,140,798 shares of common stock outstanding and entitled to vote. For a description of the principal holders of the Company's common stock, see "Security Ownership of Certain Beneficial Owners and Management."

      This Proxy Statement and the enclosed Proxy Card are being mailed to shareholders on or about April 21, 2000.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

     The bylaws, as amended, provide that the number of directors may range from 3 to 7, as determined from time to time by the shareholders or the Board of Directors. Presently the Company's Board of Directors consists of 4 members, all of whom are also nominees for election at the upcoming Annual Meeting. Each director elected at the Annual Meeting will hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified. Unless marked otherwise, proxies received prior to the Meeting will be voted FOR the election of each of the nominees named below. If any nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee designated by the proxy holders or by the present Board of Directors to fill the vacancy, or for the balance of the nominees without nomination of a substitute. The Board of Directors may also reduce the size of the Board. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.

     The following information is furnished with respect to the nominees. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

     Edwin G. Marshall, age 57, became Chairman of the Board of Directors in June 1997. Mr. Marshall became Chief Executive Officer of the Company in April 1998. Educated at Santa Rosa Junior College and the College of Marin, he studied Business Administration and Fire Science. From 1964 until 1978, Mr. Marshall worked as a professional fire fighter, rising to the rank of Captain. From 1980 until 1994, Mr. Marshall was a private investor, pursuing various business interests in real estate brokerage, a vacuum forming business, an industrial computer controls company, and an automobile and truck dealership. Since 1992, Mr. Marshall has concentrated on his own investments and since 1997 he has devoted substantially all of his time to the management of the Company. Mr. Marshall is a significant shareholder of the Company.

     Gerard V. Sunnen, MD, age 57, became a member of the Board of Directors and Director of Research of the Company in June 1997. In April 1998, he became President of the Company. Dr Sunnen graduated from Rutgers University in 1963 and from medical school at the State University of New York, Downstate, in 1967. Following an internship in medicine and surgery at Bellevue Medical Center in New York, he continued as resident and Chief Resident at Bellevue Psychiatric Hospital. He served in the U.S. Air Force as a physician and Major, then returned to New York University-Bellevue Medical Center to further a career in clinical practice, medical student teaching, and research. Dr Sunnen is Board Certified in Psychiatry and Neurology and is currently Associate Clinical
Professor of Psychiatry at New York University. He has written and lectured extensively in the U.S. and abroad on psychopharmacology and complementary medicine. He is co-founder and two-term President of the International Association of Emergency Psychiatry, an organization dedicated to providing emergency services to populations in need. For his work, he was awarded the distinction of Chevalier de l'Ordre du Merite by the French Government in 1990. Following visits to medical clinics in Europe, he became interested in the theory and clinical applications of oxygen/ozone therapies. He published the first world literature review on ozone's medical potential, "Ozone in Medicine:
Overview and Future Directions" Journal of Advancement in Medicine, Vol. I; Number3; Fall 1998. Dr Sunnen is especially interested in the anti-viral properties of ozone and is eagerly anticipating clinical trials for target lipid-enveloped viruses such as Hepatitis C and B, and HIV. He has recently received a patent for the Company, "Apparatus for the Application of Ozone/Oxygen for the Treatment of External Pathogenic Conditions," which will be developed for the therapy of skin ulcers, poorly healing wounds and burns.

     William Hitt, Ph.D., MD, age 73. Dr. Hitt joined the Board of Directors in June 1997. He received a BS degree from the University of Denver in 1946 and a Ph.D. from Colorado A&M University in 1948. Dr. Hitt earned his medical degree from the University of Colorado in 1952 and pursued post-medical school studies at Duke University and Washington University School of Medicine. Dr. Hitt has taught and conducted research at several institutions in the United States and Mexico, culminating with his work at the World Health Organization in Mexico City from 1989 to 1994. He was the recipient of the Eli Lily Award from the National Institutes of Health in 1953, the Leeuwenhoek Award in 1960, the Cientifico Destacado in 1990 and 1992 and the Bioethics International Award of Merit in 1993. Dr. Hitt was a member of the Board of Directors of Physicians Against Nuclear War, an organization awarded the Nobel Peace Prize in 1985. Dr. Hitt is currently the director of the William Hitt Center, which conducts clinical immunology and addiction recovery programs, has operated since 1986 and now has 7 locations in Central and South America, with headquarters in Tijuana, Mexico.

     Richard Garrett Solomon, age 57. Mr. Solomon was re-appointed to the Board of Directors in April 2000. Mr. Solomon is the Executive Director of Medizone New Zealand, Ltd., a joint venture owned 50% by the Company. Mr. Solomon previously served on the Company's Board of Directors from January 1996 until February 1997. He received his bachelor of Commerce from the University of Otago and a Diploma of Business and Industrial Administration from the University of Auckland and is an Associated Charter Accountant. His career has been in business and investment. For 20 years he developed and ran his own private hospital operating company in New Zealand, Haven Care Hospitals Ltd., which specializes in 24 hour medical and nursing care for the elderly. Mr. Solomon was a long standing Board Member and President of the New Zealand Hospitals Association. Among his accomplishments was leading the establishment of the New Zealand Council on Health Care Standards, Inc., which administers standards and accreditation of healthcare facilities in New Zealand.

     There is no family relationship between any directors of the Company. Mr. Marshall's wife, Jill Marshall, is the Chief Operating Officer and Secretary of the Company.

                              Director Compensation

     Directors are not compensated for their service as members of the Board of Directors. They are reimbursed for certain expenses incurred in connection with their attendance and participation at meetings of the Board or the Company.

                   Board of Directors Meetings and Committees

     The Board of Directors took action at 3 duly noticed meetings during the year ended December 31, 2000. All of the directors attended or participated in each of these meetings. Presently there are no active committees of the Board.

                               Executive Officers

     The following individuals serve as executive officers of the Company:

Name                   Age              Current Positions

Edwin G. Marshall      57               Chairman, Chief Executive Officer
Gerard V. Sunnen, MD   57               Director, President, Director of Science
Jill Marshall          48               Chief Operating Officer, Secretary
Kevin R. Andersen      48               Chief Financial Officer


     Biographical information for Mr. Marshall and Dr. Sunnen is contained elsewhere in this Proxy Statement. Information regarding Mrs. Marshall and Mr. Andersen follows:

     Jill C. Marshall, ND, became the Chief Operating Officer and Corporate Secretary of Medizone in April 1998. Dr. Marshall is the recipient of a Doctor of Naturopathy degree from The Southern College of Naturopathy and a Bachelor of Arts degree from Long Beach State majoring in Sociology and Health Education. She brings a successful background in Naturopathic healing, teaching, sales training and marketing to Medizone with 20 years experience working in corporate environments. Dr. Marshall's previous sales and marketing clients include:
Foundation Health, Plus Financial, Principal Financial Group, Paul Revere Companies, Discovery Toys, Lotus Development, Pacific Bell, PG&E and Blue Shield of California. Dr. Marshall is the wife of Ed Marshall, the Company's CEO.

     Kevin R. Andersen, CPA, MS, became Chief Financial Officer in November 1998. Mr. Andersen is a partner in Andersen, Andersen & Strong L.C., Certified Public Accountants, who previously served as the Company's auditors for the 4 years ended December 31, 1997. Mr. Andersen has a Master of Science in Taxation (graduating Phi Kappa Phi) from University of Nevada Las Vegas and a Bachelor of Science in Accountancy from the University of Utah. His professional experience includes work as a Senior Tax Manager with the Las Vegas office of the national accountancy firm of Laventhol & Horwath and in the firm's National Tax Department in Washington, D.C.

         Security Ownership of Certain Beneficial Owners and Management

     The following table contains information as of April 14, 2000, regarding beneficial stock ownership of (i) all persons known to the Company to be beneficial owners of more than 5% of the outstanding common stock; (ii) each director and each person who served at any time during fiscal year 1999 as the Company's CEO, and (iii) present officers and directors of the Company as a group. Each of the persons in the table below has sole voting and dispositive power as to all of the shares shown as beneficially owned by them except as otherwise indicated.

                                      Number of Shares      Percent of
                                      Beneficially Owned    Outstanding Shares
                                      ------------------    ------------------
Name and Address

Edwin G. Marshall                     75,013,408(1)               48.0%
Chairman of the Board,
Chief Executive Officer
P.O. Box 742
Stinson Beach, CA 94970

Gerard V. Sunnen, MD                   3,779,462                   2.4%
Board Member
President and Director of Research
200 East 23rd Street
New York, NY 10016

Richard G. Solomon                     7,199,001(2)                4.6%
Board Member, Medizone International
Director, Medizone New Zealand, Ltd.
77 Seaview Road
Remuera, Auckland 1005
New Zealand

William Hitt, MD, Ph.D.                  350,000                    *
Board Member
P.O. Box 434357
San Diego, CA 92143

Jill C. Marshall, ND                  75,013,408(3)               48.0%
Chief Operating Officer,
Corporate Secretary
P.O. Box 742
Stinson Beach, CA 94970

Kevin Andersen                           145,000(4)                 *
Chief Financial Officer
8760 Hidden Oak Drive
Salt Lake City, UT 84121

All Officers and Directors            86,486,871                   55.7%
as a Group  (6 persons):


* Less than 1%.

(1) Amount indicated includes (i) an 920,000 shares owned of record by Jill Marshall, Mr. Marshall's wife and the COO of the Company,
              (ii) 4,936,507 shares owned of record by Sand Dollar, a limited partnership of which Mr. Marshall is the general partner, (iii) 6,079,361 shares owned directly by Mr. Marshall, (iv) 395,000 shares held in street name, and (iv) warrants held by Sand Dollar to purchase up to 62,682,540 shares of Common Stock exercisable at prices ranging from $0.07 to $0.20 per share.

(2) Amount indicated includes combined holdings of Mr. Solomon individually and of Solwin Investments Ltd.

(3) Amount indicated includes (i) 6,079,361 shares owned of record by Ed Marshall, Mrs. Marshall's husband and the CEO of the Company,
              (ii) 4,936,507 shares owned by Sand Dollar, of which her husband is the general partner, (iii) 920,000 shares owned directly by Mrs. Marshall, (iv) 395,000 shares held in street name; and (iv) warrants held by Sand Dollar to purchase up to 62,682,540 shares of Common Stock exercisable at prices ranging from $0.07 to $0.20 per share.

(4)           All shares held in the name of Mr.Andersen's wife, Debra Andersen.


                Compliance with Section 16(a) of The Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and shareholders owning more than 10% of the shares are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all forms filed by them under Section 16(a). The Company is not aware of any transactions in its common stock by or on behalf of any director, executive officer or 10%-holder, which would require the filing of any report pursuant to Section 16(a) during the fiscal year ended December 31, 1999, that was not timely filed with the Commission.

                             Executive Compensation

     The following Summary Compensation Table shows compensation paid by the Company to the Chief Executive Officer of the Company for each of the past 2 years. No officer of the Company was paid more than $100,000 during 1999.

                                             Summary Compensation Table


                                                                Long-Term
                                                                Compensation
                                      Annual Compensation       Awards
                                      ------------------------------------------

Name and Principal
Position              Year     Salary         Bonus            Options (#)
--------------------------------------------------------------------------------

Edwin G. Marshall     1999     $     0(1)    $    0                0
Chairman and CEO      1998     $75,000(2)    $    0                0


(1) No compensation was paid in 1999. In January 2000, the Board of Directors authorized the issuance of 750,000 shares of common stock, valued at $.175 per share, as payment of compensation for calendar year 1999.

(2) In 1998, the Board of Directors authorized and caused the issuance of 1,500,000 shares of common stock, valued at $.05 per share, as payment of compensation for Mr. Marshall's services as CEO. The shares of common stock issued in 2000 and in 1998 were valued at the closing price of the Company's common stock as reported by the Nasdaq Over-the-Counter ("OTC") Electronic Bulletin Board on the dates of issue.

         Employment Contracts and Termination of Employment Arrangements

     The Company has no employment agreements with any employee at this time.

           Compensation Committee Interlocks and Insider Participation

     The Company does not have a compensation committee. Matters concerning the compensation of executive officers are determined by the Board of Directors.

                 Certain Relationships and Related Transactions

     In June 1997, the Company issued warrants to The Sand Dollar Solution to purchase an aggregate of 73,333,333 shares of common stock in connection with funding arranged or provided by Sand Dollar. Sand Dollar purchased 5,714,286 shares of common stock upon exercise of part of the warrants, at a price of $.07 per share, for a total purchase price of $400,000.

         In 1998, Sand Dollar exercised warrants to purchase a total of 857,142 shares of common stock at $.07 per share, or a total of $60,000.

         In 1999, Sand Dollar exercised warrants to purchase a total of 936,507 shares of common stock at $.07 per share, or a total of $65,555.

         In January 2000, Sand Dollar exercised warrants to purchase 3,142,857 shares of common stock at $.07 per share, or a total of $220,000. As of April 14, 2000, Sand Dollar continued to hold warrants for the purchase of 62,682,540 shares at prices ranging from $.07 to $.20 per share. The termination dates of the warrants have been extended by the Board of Directors through April 2000. The Company's Chairman and Chief Executive Officer is the general partner of Sand Dollar.

     The shares issued upon exercise of the Sand Dollar warrants were not registered under the Securities Act of 1933 in reliance upon exemptions from registration, including those created by the safe harbor provisions of Regulation D under the Act for offerings made solely to accredited investors. The shares are "restricted shares" as that term is defined under the Act and the transfer and sale of the shares is therefore subject to the limitations and restrictions imposed by the federal and state securities laws applicable to shares issued in private or non-public sales of securities.

            PROPOSAL 2 -- APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Jones Jensen & Co. as the independent public accountants for the Company for the year ending December 31, 2000. Jones Jensen & Co. also served in that capacity for the year ended December 31, 1999.

     At the Annual Meeting shareholders will be asked to ratify the selection by the Board of Directors of Jones Jensen & Co. Representatives of the firm may attend the 2000 Annual Meeting. If they attend, they will have an opportunity to make a statement if they desire to do so, and they will be available to answer appropriate questions from shareholders.

     THE BOARD RECOMMENDS SHAREHOLDER APPROVAL OF THE SELECTION OF AUDITORS.

                              SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company that are intended to be presented by the shareholders at the Company's 2001 annual meeting and that the proposing shareholders desire to have included in the Company's proxy materials relating to the meeting must be received by the Company no later than December 20, 2000, which is 120 calendar days prior to the anniversary of this year's mailing date. All proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

     If a shareholder wishes to present a proposal at the annual meeting in 2001 and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, then the shareholder must give advance notice to the Company before the deadline for that meeting. If a shareholder gives notice of such a proposal after the bylaw deadline, the shareholder will not be permitted to present the proposal to the shareholders for a vote at the meeting.

     Securities and Exchange Commission rules establish a different deadline for submission of shareholder proposals that are not intended to be included in the Company's proxy statement with respect to discretionary voting. The deadline for these proposals for the year 2001 annual meeting is March 6, 2001 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a shareholder gives notice of such a proposal after this deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the Company's year 2001 annual meeting. Because the bylaw deadline above is not capable of being determined until the Company publicly announces the date for its next annual meeting, it is possible that the bylaw deadline may occur after the discretionary vote deadline described above. In that case, a proposal received after the discretionary vote deadline but before the bylaw deadline would be eligible to be presented at next year's annual meeting and the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to the meeting.

     The Company has not been notified by any shareholder of the shareholder's intent to present a shareholder proposal from the floor at this year's Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting, including any shareholder proposals received between the date of this proxy statement and the bylaw deadline for this year's Annual Meeting, which is April 30, 2000.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, and has not been informed that any other person intends to present, a matter for action at the 2000 Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company as of the date hereof. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of common stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

                                  ANNUAL REPORT

     Copies of the Company's annual report on Form 10-K (including financial statements and financial statement schedules) filed with the Securities and Exchange Commission may be obtained without charge by writing to the Company - attention: Jill Marshall, P.O. Box 742, Stinson Beach, California 94970. A request for a copy of the Company's Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of Common Stock of the Company on April 14, 2000. Exhibits to the Form 10-K, if any, will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials. These documents have been filed by the Company with the Securities and Exchange Commission and are posted and may be viewed at the Company's website: www.medizoneint.com and at the Commission's website: www.sec.gov.

                                        By Order of the Board of Directors

                                        Jill Marshall, Secretary

Stinson Beach, California
April 21, 2000

                                      PROXY

                          Medizone International, Inc.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Edwin G. Marshall and Gerard Sunnen and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of common stock of the Company held of record by the undersigned at the 2000 Annual Meeting of Shareholders, May 31, 2000 at the Spinnaker Restaurant, 100 Spinnaker Dr., Sausalito, California, at 10:00 a.m. or at any adjournment thereof.

1.        Election of Directors.

          FOR           WITHHOLD AS TO ALL        FOR ALL EXCEPT
          / /                  / /                   / /

          (INSTRUCTIONS: IF YOU MARK THE "FOR ALL EXCEPT" CATEGORY ABOVE, INDICATE THE NOMINEE(S) AS TO WHICH YOU DESIRE TO WITHHOLD AUTHORITY BY STRIKING A LINE THROUGH SUCH NOMINEE(S) NAME IN THE LIST BELOW:)

          Edwin G. Marshall Gerard V. Sunnen, M.D. William Hitt, Ph.D., M.D Richard Garrett Solomon

2. To approve and ratify the selection of Jones Jensen & Co. as the Company's independent public accountants for the fiscal year ending December 31, 2000.

          FOR                AGAINST                 ABSTAIN
          / /                 / /                      / /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

DATE:
     -----------------------------------


----------------------------------------
Signature

----------------------------------------
Signature of joint holder, if any

PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED. IF YOU HOLD SHARES AS JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.